Exhibit (j)

   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Highlights" for the Scudder California Tax-Free Income Fund and the Scudder New York Tax-Free Income Fund, in the Scudder State Tax-Free Income Funds Class A, Class B, and Class C Shares and Class S Shares Prospectuses and "Portfolio Holdings Information", "Independent Registered Public Accounting Firm" and "Financial Statements" in the Scudder State Tax-Free Income Series Class A, Class B, and Class C Shares and Class S Shares Statements of Additional Information, and to the incorporation by reference in Post-Effective Amendment Number 41 to the Registration Statement (Form N-1A, No. 2-81549) of our report dated October 17, 2005, on the financial statements and financial highlights of the Scudder California Tax-Free Income Fund and the Scudder New York Tax-Free Income Fund, included in the Funds' Annual Report dated August 31, 2005.


                                                     /s/ERNST & YOUNG LLP


Boston, Massachusetts
November 25, 2005